Exhibit 10.40

August 17, 2012

Mr. Tang Weijiao
Chief Executive Officer
Peng Tuo Information Technology Co., Ltd.
Hangzhou, China

Dear Mr. Tang,

We hope you are well.

This is to confirm our agreement for you to assist the Company in the management of the Hefei Meihua Vocational Training School, which you have been doing since approximately May 25, 2012 and which you have agreed to continue until December 31, 2012, and at the option of the Company may be extended until December 31, 2013.

In consideration of that activity, the Company has agreed to an acceleration of the payment of 100,000 shares of the Company’s common stock from Condition 3 in the Option Agreement concerning our cooperating activities, when such Agreement becomes operative, which provides that Peng Tuo Information Technology Co., Ltd.
achieves not less than $3,000,000 in pre-tax profits during any 12 month consecutive period from January 1, 2012 to December 31, 2013.

Thank you for your assistance in this matter.

/s/ Joel Mason
Joel Mason, Chief Executive Officer
China Education International, Inc.

Accepted:

/s/ Tang Weijiao
Mr. Tang Weijiao, Chief Executive Officer
Peng Tuo Information Technology Co., Ltd.

China Education International, Inc.
100 East Linton, Suite 401A, Delray Beach, Florida